EX-99.B(d)(2)(vi)

WELLS FARGO FUNDS TRUST

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

Appendix A

Asset Allocation Fund
California Limited Term Tax-Free Fund
California Tax-Free Fund
California Tax-Free Money Market Fund
California Tax-Free Money Market Trust
Cash Investment Money Market Fund
Colorado Tax-Free Fund
Diversified Bond Fund
Diversified Equity Fund
Diversified Small Cap Fund
Equity Income Fund
Equity Index Fund
Government Money Market Fund
Growth Balanced Fund
Growth Equity Fund
Growth Fund
Income Fund
Income Plus Fund
Index Allocation Fund
Index Fund
Inflation-Protected Bond Fund
Intermediate Government Income Fund
International Equity Fund
Limited Term Government Income Fund Income Fund
Liquidity Reserve Money Market Fund
Minnesota Money Market Fund
Minnesota Tax-Free Fund
Moderate Balanced Fund
Money Market Fund
Money Market Trust
Montgomery Emerging Markets Focus Fund
Montgomery Institutional Emerging Markets Fund
Montgomery Mid Cap Growth Fund
Montgomery Short Duration Government Bond Fund
Montgomery Small Cap Fund
Montgomery Total Return Bond Fund
National Limited Term Tax-Free Fund
National Tax-Free Fund
National Tax-Free Money Market Fund
National Tax-Free Money Market Trust
Nebraska Tax-Free Fund
Overland Express Sweep Fund
Prime Investment Money Market Fund
SIFE Specialized Financial Services Fund
Small Cap Growth Fund
Strategic Growth Allocation Fund
Strategic Income Fund
Treasury Plus Money Market Fund
WealthBuilder Conservative Allocation Portfolio
WealthBuilder Equity Portfolio
WealthBuilder Growth Allocation Portfolio
WealthBuilder Growth Balanced Portfolio
WealthBuilder Moderate Balanced Portfolio
WealthBuilder Tactical Equity Portfolio
100% Treasury Money Market Fund

Most Recent Annual Approval Date: May 18, 2004

Appendix A amended: August 10, 2004

SCHEDULE A

WELLS FARGO FUNDS TRUST

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

This fee agreement is made as of the 28th day of July, 2003, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”); and

WHEREAS, the parties and Wells Fargo Funds Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A, and for the Diversified Bond Fund, Diversified Equity Fund, Diversified Small Cap Fund, Equity Income Fund, Growth Balanced Fund, Growth Equity Fund, Index Fund, Moderate Balanced Fund, Strategic Growth Allocation Fund and Strategic Income Fund:

for the assets formerly invested in the Equity Income Portfolio

a.	0.25% on the first $200 million;

b.	0.20% on the next $200 million;

c.	0.15% on all sums in excess of $400 million.

for the assets formerly invested in the Index Portfolio

a.	0.02% on the first $200 million; and

b.	0.01% on all sums in excess of $200 million.

for the assets formerly invested in International Equity Portfolio

a.	0.35% on the first $200 million;

b.	0.25% on all sums in excess of $200 million.

for the assets formerly invested in Small Cap Index Portfolio

a.	0.02% on the first $200 million;

b.	0.01% on all sums in excess of $200 million.

provided, that no fee shall be payable hereunder with respect to any of the Funds listed above during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with and reliance upon Section 12(d)(1)(E) or 12(d)(1)(G) under the Act.

However, the sub-adviser shall receive a fee of 0.05% of the assets of the Growth Balanced Fund, Moderate Balanced Fund, Strategic Growth Allocation Fund and Strategic Income Fund and 0.05% from each WealthBuilder Portfolio for providing services with respect to which Master Trust Portfolios (or, in the case of the WealthBuilder Portfolios, other unaffiliated funds) these Funds will invest in and the percentage to allocate to each Master Portfolio or unaffiliated fund in reliance on Section 12(d)(1)(G) under the Act, the rules thereunder, or order issued by the Commission exempting the Fund from the provisions of Section 12(d)(1)(A) under the Act (a “Fund of Funds structure”).

The net assets under management against which the foregoing fees are to be applied are the net assets as of the first business day of the month. If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. If the determination of the net asset value is suspended as of the first business day of the month, the net asset value for the last day prior to such suspension shall for this purpose be deemed to be the net asset value on the first business day of the month.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ Andrew Owen
Andrew Owen
Senior Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:	/s/ David O’Keefe
David O’Keefe
Chief Financial Officer

WELLS FARGO FUNDS TRUST

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

Appendix A to Schedule A

Funds Trust Funds	Fee as % of Avg. Daily Net Assets

Asset Allocation Fund	0-1000M >1000M	0.15 0.10

California Limited Term Tax-Free Fund	0-400M 400-800M >800M	0.15 0.125 0.10

California Tax-Free Fund	0-400M 400-800M >800M	0.15 0.125 0.10

California Tax-Free Money Market Fund	0-1000M >1000M	0.05 0.04

California Tax-Free Money Market Trust	0-1000M >1000M	0.0 0.0

Cash Investment Money Market Fund	0-1000M >1000M	0.05 0.04

Colorado Tax-Free Fund	0-400M 400-800M >800M	0.15 0.125 0.10

Equity Index Fund	0-200M >200M	0.02 0.01

Government Money Market Fund	0-1000M >1000M	0.05 0.04

Growth Balanced Fund	0.05

Growth Fund	0-200M 200-400M >400M	0.25 0.20 0.15

Income Fund	0-400M 400-800M >800M	0.15 0.125 0.10

Income Plus Fund	0-400M 400-800M >800M	0.20 0.175 0.15

Index Allocation Fund	0-1000M >1000M	0.15 0.10

Inflation-Protected Bond Fund	0-400M 400-800M >800M	0.15 0.125 0.10

Intermediate Government Income Fund	0-400M 400-800M >800M	0.15 0.125 0.10

International Equity Fund	0-200M >200M	0.35 0.25

Funds Trust Funds	Fee as % of Avg. Daily Net Assets

Limited Term Government Income Fund	0-400M 400-800M >800M	0.15 0.125 0.10

Liquidity Reserve Money Market Fund	0-1000M >1000M	0.05 0.04

Minnesota Money Market Fund	0-1000M >1000M	0.05 0.04

Minnesota Tax-Free Fund	0-400M 400-800M >800M	0.15 0.125 0.10

Moderate Balanced Fund	0.05

Money Market Fund	0-1000M >1000M	0.05 0.04

Money Market Trust	0-1000M >1000M	0.00 0.00

Montgomery Emerging Markets Focus Fund	0-200M >200M	0.35 0.25

Montgomery Institutional Emerging Markets Fund	0-200M >200M	0.35 0.25

Montgomery Mid Cap Growth Fund	0-200M >200M	0.25 0.20

Montgomery Short Duration Government Bond Fund	0-400M 400-800M >800M	0.15 0.125 0.10

Montgomery Small Cap Fund	0-200M >200M	0.25 0.20

Montgomery Total Return Bond Fund	0-400M 400-800M >800M	0.15 0.125 0.10

National Limited Term Tax-Free Fund	0-400M 400-800M >800M	0.15 0.125 0.10

National Tax-Free Fund	0-400M 400-800M >800M	0.15 0.125 0.10

National Tax-Free Money Market Fund	0-1000M >1000M	0.05 0.04

National Tax-Free Money Market Trust	0-1000M >1000M	0.0 0.0

Nebraska Tax-Free Fund	0-400M 400-800M >800M	0.15 0.125 0.10

Overland Express Sweep Fund	0-1000M >1000M	0.05 0.04

Prime Investment Money Market Fund	0-1000M >1000M	0.05 0.04

SIFE Specialized Financial Services Fund	0-200M 200-400M >400M	0.25 0.20 0.15

Funds Trust Funds	Fee as % of Avg. Daily Net Assets

Small Cap Growth Fund	0-200M >200M	0.25 0.20

Strategic Growth Allocation Fund	0.05

Strategic Income Fund	0.05

Treasury Plus Money Market Fund	0-1000M >1000M	0.05 0.04

WealthBuilder Conservative Allocation Portfolio	0.05

WealthBuilder Equity Portfolio	0.05

WealthBuilder Growth Allocation Portfolio	0.05

WealthBuilder Growth Balanced Portfolio	0.05

WealthBuilder Moderate Balanced Portfolio	0.05

WealthBuilder Tactical Equity Portfolio	0.05

100% Treasury Money Market Fund	0-1000M >1000M	0.05 0.04